United States

Securities and Exchange Commission

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 8, 2009

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INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in charter)

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Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices)

(775) 448-7777

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05

Costs Associated with Exit or Disposal Activities

On July 8, 2009, International Game Technology (IGT, we, our) announced further reductions in its workforce of approximately 160 positions. This is part of continuing and ongoing efforts to achieve greater operational efficiencies amidst difficult market and economic conditions. Combined with workforce reductions previously announced in November 2008 and January 2009, total staff reductions during the current fiscal year represent approximately 15% of our worldwide workforce.

This reduction is being accomplished through involuntary employee separation arrangements. We expect to recognize between $5 million and $7 million in non-recurring cash charges for severance and other one-time termination costs during the third and fourth quarter of fiscal 2009 in connection with this additional workforce reduction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY
Date: July 14, 2009

By:	/s/ PATRICK CAVANAUGH
Patrick Cavanaugh
Executive Vice President and Chief Financial Officer